Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Relations Contact:
February 10, 2009	Brandon Pugh
(571) 434-5659
brandon.pugh@neustar.biz

Media Contact:
John Schneidawind
(571) 434-5596
john.schneidawind@neustar.biz
NeuStar Reports Results for Fourth Quarter
and Full-Year 2008
STERLING, VA, February 10, 2009 — NeuStar, Inc. (NYSE: NSR), a provider of essential clearinghouse services to the communications and Internet industry, today announced consolidated results for the quarter and year ended December 31, 2008.
Summary of Fourth Quarter and Full-Year Results
Revenue for the fourth quarter of 2008 totaled $127.4 million, a 5% increase from $121.3 million in the fourth quarter of 2007. Net loss for the quarter totaled $42.5 million, or $0.58 per diluted share, compared to net income of $29.5 million, or $0.37 per diluted share, in the fourth quarter of 2007. Results for the fourth quarter of 2008 include the impact of a non-cash goodwill impairment charge totaling $64.6 million and a non-cash charge for impairment of long-lived assets totaling $18.2 million, both of which relate to the Next Generation Messaging (NGM) business, acquired for $139 million in cash on November 27, 2006.
Absent these non-cash impairment charges in the fourth quarter, NeuStar would have recorded net income of $32.2 million, or $0.43 per diluted share, for the fourth quarter. This would have represented growth of 9% over net income, or 16% over net income per diluted share, for the fourth quarter of 2007.
Revenue for the 2008 fiscal year totaled $488.8 million, a 14% increase from $429.2 million in 2007. Net income for 2008 totaled $4.3 million, or $0.06 per diluted share, compared to $92.3 million, or $1.17 per diluted share, in 2007. The 2008 fiscal year results include the impact of non-cash goodwill impairment charges totaling $93.6 million in the aggregate and a non-cash charge for the impairment of long-lived assets totaling $18.2 million, all of which relate to the NGM business.
Absent these non-cash impairment charges in 2008, NeuStar would have recorded net income of $107.9 million, or $1.42 per diluted share, for the full-year. This would have represented growth of 17% over net income, or 21% over net income per diluted share, for 2007.
Discussion of Fourth Quarter and Full-Year Results
NeuStar’s year-over-year quarterly revenue growth of 5% and full-year revenue growth of 14% were driven primarily by increases in infrastructure transactions under its contracts to provide telephone number portability services in the United States, its expanded range of DNS services and growth in the use of U.S. Common Short Codes.
•	Addressing revenue increased 30% to $35.8 million in the fourth quarter of 2008 and increased 19% to $130.7 million for the 2008 fiscal year, primarily due to the expanded range of DNS services offered by NeuStar and the continued growth in the use of U.S. Common Short Codes.

•	Interoperability revenue decreased 19% to $15.1 million in the fourth quarter of 2008 and increased 4% to $64.3 million for the 2008 fiscal year. The quarter-over-quarter decrease was due primarily to a decrease in transactions under our contracts to provide number portability services in the U.S. and Canada. However, the year-over-year increase is due to an increase in our NGM services revenue, which was partially offset by a decrease in number portability revenue for the year.

•	Infrastructure and other revenue increased 2% to $76.5 million in the fourth quarter of 2008 and increased 14% to $293.8 million for the 2008 fiscal year, due to an increase in the demand for the company’s network management services.
Transactions under NeuStar’s contracts to provide telephone number portability services in the United States totaled 100.3 million for the fourth quarter of 2008 and 372.3 million for the fiscal year 2008.
Total operating expense for the fourth quarter increased 108% to $154.5 million from $74.3 million for the fourth quarter of 2007 due to a non-cash goodwill impairment charge of $64.6 million and a non-cash charge for impairment of long-lived assets of $18.2 million. Absent these non-cash impairment charges in the fourth quarter of 2008, total operating expenses would have decreased 1% to $73.6 million.
Total operating expense for the 2008 fiscal year increased 50% to $419.7 million from $279.5 million for the 2007 fiscal year, primarily due to the 2008 non-cash goodwill impairment charges of $93.6 million in the aggregate and a non-cash charge for impairment of long-lived assets of $18.2 million. Absent these non-cash impairment charges for the 2008 fiscal year, total operating expenses would have increased 11% to $309.8 million.
As of December 31, 2008, NeuStar had $161.7 million in cash, cash equivalents, and short-term investments, compared to $120.2 million at September 30, 2008 and $198.7 million at December 31, 2007.
Management Commentary
Jeff Ganek, NeuStar’s Chairman and CEO, said, “In 2008, in the face of turbulent economic conditions, NeuStar produced solid revenue growth, strong profits and high cash flows. On the strength of our existing services, our strategic initiatives and our healthy balance sheet, we are well positioned to weather the current economic uncertainty. Additionally, the amendment of our NPAC contracts strengthens our ability to capture future, incremental revenue from ancillary directory services.”
Paul Lalljie, NeuStar’s interim CFO added, “Despite the non-cash impairment charges recorded in 2008, our performance demonstrates our ability to manage our business to generate strong cash flows in unprecedented market conditions. Though our revenue forecast may be tempered by current market uncertainties, we have plans in place to manage our costs to deliver attractive margins. At the same time, NeuStar remains committed to solidifying its strong position in large, fast growing markets.”

Reconciliation of Non-GAAP Financial Measures
In this press release, NeuStar presented certain non-GAAP financial data. To place this data in an appropriate context, the following is a reconciliation of net income to EBITDA for the year ended December 31, 2008:

Year Ended
December 31, 2008
(in thousands, except per
share data)
(unaudited)
Net income	$4,294
Add: Depreciation and amortization	40,582
Add: Other expense (income)	3,125
Add: Provision for income taxes	61,687

EBITDA	$109,688

EBITDA per diluted share	$1.45

Weighted average common shares outstanding	75,903

EBITDA and EBITDA per diluted share are not measures of financial performance under GAAP and have no standardized measurement prescribed by GAAP. Management believes that both measures will enhance our investors’ understanding of our financial performance and the comparability of the company’s operating results to prior periods, as well as against the performance of other companies. However, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The company provides the foregoing historical and forward-looking reconciliations to the most directly comparable GAAP financial measures to allow investors to appropriately consider each non-GAAP financial measure.
In this press release and from time to time, NeuStar describes what its net income, EBITDA and other financial measures would have been in the absence of the $29.0 million goodwill impairment charge recorded in the first quarter of 2008 and the $64.6 million goodwill impairment charge recorded in the fourth quarter of 2008 and the $18.2 million charge for impairment of long-lived assets recorded in the fourth quarter of 2008, all of which relate to the company’s NGM business segment, as well as the resulting net income and EBITDA per diluted share amounts associated with those measures. NeuStar has provided this information because the company believes that it will give investors a better understanding of the impact the goodwill impairment charges had on the company’s results for the quarter and the year, and will serve as useful data by which to compare the company’s operational performance to prior and future periods. As with EBITDA information provided by the company, this information should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

To place this data in an appropriate context, the following is a reconciliation of net income to net income and EBITDA in the absence of the goodwill impairment charges and the charge for the impairment of long-lived assets for the quarter and the year ended December 31, 2008:

	Three Months Ended	Year Ended
	December 31, 2008	December 31, 2008
	(in thousands, except per share data)
	(unaudited)
Net income	$(42,476)	$4,294
Add: Impairment of goodwill (1)	64,581	93,602
Add: Impairment of long-lived assets (1)	18,159	18,159
Less: Adjustment for depreciation and amortization (1) (2)	(1,847)	(1,847)
Less: Adjustment for provision for income taxes (2)	(6,188)	(6,305)

Net income excluding impairments	$32,229	$107,903

Net income excluding impairments per diluted share	$0.43	$1.42

Add: Depreciation and amortization	11,471	42,429
Add: Other expense (income)	1,891	3,125
Add: Provision for income taxes	19,699	67,992

EBITDA excluding impairments	$65,290	$221,449

EBITDA excluding impairments per diluted share	$0.87	$2.92

Weighted average diluted common shares outstanding	75,015 (3)	75,903

(1)	Excluding the impairments to goodwill and long-lived assets for the period presented, taking into account the adjustment to depreciation and amortization for such period, total operating expenses would have been $73.6 million for the fourth quarter of 2008 and $309.8 million for the 2008 fiscal year, as opposed to the GAAP measurement of total operating expense of $154.5 million and $419.7 million, respectively.

(2)	Adjustment reflects difference to recorded amount in the absence of the impairment of goodwill and impairment of long-lived assets during the period presented, assuming the existing effective tax rate for each such period applies.

(3)	To understand the comparison of the net loss of $0.58 per diluted share for the fourth quarter of 2008 against the net income of $0.43 per diluted share that the company would have recorded in the absence of the goodwill impairment charge and the long-lived asset impairment charge, it is important to note that the weighted average diluted common shares outstanding used to calculate the net loss per diluted share for the fourth quarter was 73.7 million, as compared to the weighted average diluted common shares outstanding used to calculate the net income excluding impairments per diluted share, which is 75.0 million. This difference in weighted average diluted common shares outstanding results from the exclusion of the dilutive impact of such equity awards in the diluted share calculation when a company records a net loss for the applicable period as opposed to inclusion of equity awards in this calculation when a company records net income.
Conference Call
As announced on January 23, 2009, NeuStar will conduct an investor conference call to discuss the company’s results today at 5:30 p.m. (Eastern Time). Investors may access the conference call over the Internet via the Investor Relations tab of the company’s website (www.NeuStar.biz). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.
The conference call is also accessible via telephone by dialing (888) 791-4324 (international callers dial (913) 312-1425). For those who cannot listen to the live broadcast, a replay will be available through Midnight (Eastern Time) Tuesday, February 17, 2009 by dialing (888) 203-1112 (international callers dial (719) 457-0820) and entering replay PIN 9549490, or by going to the Investor Relations tab of the company’s website (www.NeuStar.biz).
NeuStar will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.
This press release and the financial tables, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures that may be used periodically by management when discussing the company’s financial results with investors and analysts, are available on the company’s website under the Investor Relations tab.
About NeuStar, Inc.
NeuStar (NYSE: NSR) is a provider of essential clearinghouse services to the North American communications industry and Internet service providers around the world. Visit NeuStar online at www.NeuStar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about our expectations, beliefs and business results in the future. We have attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe our business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. We cannot assure you that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to our operations, modifications to our material contracts, our ability to successfully integrate and support the operations of businesses we acquire, increasing competition, market acceptance of our existing services, our ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent periodic and current reports. All forward-looking statements are based on information available to us on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.

NEUSTAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
	(unaudited)	(unaudited)	(audited)	(unaudited)
Revenue:
Addressing	$27,488	$35,837	$109,799	$130,736
Interoperability	18,526	15,077	61,679	64,305
Infrastructure and other	75,260	76,499	257,694	293,804

Total revenue	121,274	127,413	429,172	488,845

Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	24,531	26,606	94,948	105,589
Sales and marketing	18,231	17,374	70,833	74,182
Research and development	8,084	5,085	27,381	27,527
General and administrative	13,615	11,367	48,633	58,407
Depreciation and amortization	9,794	9,624	37,731	40,582
Impairment of goodwill	—	64,581	—	93,602
Impairment of long-lived assets	—	18,159	—	18,159
Restructuring charges	—	1,691	—	1,691

	74,255	154,487	279,526	419,739

Income from operations	47,019	(27,074)	149,646	69,106
Other (expense) income:
Interest and other expense, net	(296)	(2,387)	(1,147)	(6,821)
Interest income	1,783	496	4,612	3,696

Income before income taxes	48,506	(28,965)	153,111	65,981
Provision for income taxes	18,990	13,511	60,776	61,687

Net income (loss)	$29,516	$(42,476)	$92,335	$4,294

Net income (loss) per common share:
Basic	$0.38	$(0.58)	$1.22	$0.06

Diluted	$0.37	$(0.58)	$1.17	$0.06

Weighted average common shares outstanding:
Basic	76,815	73,661	75,954	74,116

Diluted	79,570	73,661	79,235	75,903

NEUSTAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2007	2008
	(audited)	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$198,678	$161,653
Restricted cash	488	496
Accounts and unbilled receivables, net	77,015	72,635
Prepaid expenses and other current assets	20,048	18,205
Income tax receivable	—	4,621
Deferred tax asset	13,907	11,079

Total current assets	310,136	268,689

Property and equipment, net	56,191	64,160
Goodwill and intangible assets, net	240,944	134,661
Other non-current assets	9,390	47,412
Deferred tax asset, long-term	—	4,244

Total assets	$616,661	$519,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$57,243	$59,103
Income tax payable	3,254	—
Deferred revenue	32,236	32,530
Notes payable and capital lease obligations	6,012	10,123
Accrued restructuring reserve	413	1,867
Other liabilities	108	430

Total current liabilities	99,266	104,053

Deferred revenue, long-term	18,063	11,657
Notes payable and capital lease obligations, long-term	10,923	11,933
Accrued restructuring reserve, long-term	1,793	1,589
Deferred tax liabilities, long-term	2,215	—
Other liabilities, long-term	3,866	3,281

Total liabilities	136,126	132,513

Total stockholders’ equity	480,535	386,653

Total liabilities and stockholders’ equity	$616,661	$519,166